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Filed C10054-00
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April 11 2000
IN THE OFFICER OF
/s/ Dean Heller
DEAN HELLER SECRETARY OF STATE

                    Articles of Incorporation

                             Of

                     Whistler Investments

                         Article I

The name of the corporation is:  Whistler Investments, Inc.

                         Article II

The Resident Agent of the corporation is Val-U-Corp
Services, Inc. The address of the Resident Agent where process may be served is:

                 1802 N. Carson Street, Suite 212
                 Carson City, Nevada 89701

                         Article III

The number of shares the corporation is authorized to issue is seventy million (70,000,000) shares of common stock with a par value of one tenth of one cent ($0.001) per share and five million (5,000,000) shares of preferred stock with a par value of one tenth of one cent ($0.001) per share. The stock shall be non-assessable.

                         Article IV

The governing board of the corporation shall be styled as Directors. The First Board of Directors shall consist of one (1) member whose name and address is listed as follows:

                      Daniel A. Kramer
                      1802 N. Carson St., Suite 212
                      Carson City, Nevada 89701

                         Article V

The purpose of the corporation shall be general business and any legal activity.

                         Article VI

The Incorporator's name and address is listed as follows:

                      Daniel A. Kramer
                      1802 N. Carson St., Suite 212
                      Carson City, Nevada 89701

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I, the undersigned, being the Incorporator hereinbefore
named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this April 10, 2000.

                      /s/  Daniel A. Kramer
                      Daniel A. Kramer
                      Incorporator

I, Val-U-Corp Services Inc., hereby accept appointment as Resident Agent for the previously named corporation this April 10, 2000.

                      /s/  Daniel A. Kramer
                      Daniel A. Kramer
                      President